UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 19, 2019

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001 - 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 8.01 Other Events.

The U.S. Department of Defense (DoD) has granted $8.32 million in funding in another “Breakthrough Award.” This award is to Moffitt Cancer Center for a Phase 2 clinical study of a combination of therapies, including the Company’s drug Ampligen, in patients with brain-metastatic breast cancer (BMBC). The funding is through the DoD’s Breast Cancer Research Program. As previously announced, Roswell Park Comprehensive Cancer Center (Roswell Park) reported receipt of its own DoD-funded Breakthrough Award of $6.42 million to study Ampligen in the treatment of BMBC. Together, these separate but parallel proposed clinical trials are receiving approximately $15 million in DoD funding to study Ampligen as a tumor microenvironment modulating agent.

In addition, the Company received clearance to export to Argentina from the U.S. Food and Drug Administration (FDA) its drug Ampligen. In 2016, the Company announced the approval of its New Drug Application (NDA) from Argentina’s Administracion Nacional de Medicamentos, Alimentos y Tecnologia Medica (ANMAT) for the commercial sale of Ampligen for the treatment of CFS. The FDA requires certain regulations be met in order to export a drug manufactured in the United States to a foreign country. In order to receive clearance to export to Argentina, the Company submitted information on the drug approval processes and standards in Argentina and the issuance by ANMAT of its approval of Ampligen. The FDA determined that the processes and standards applicable to drug approval in Argentina meet the requirements under section 802(b)(2) of the U.S. Federal Food, Drug and Cosmetic Act. Those requirements include expert review of safety and effectiveness, good manufacturing practice and quality controls, adverse experience reporting and control of drug labeling and promotion. The Company believes that this is the first time in over ten years, and only the second time ever, the FDA has made this determination.

The FDA has informed the Company that it intends to make public disclosure of its clearance with respect to the export of Ampligen to Argentina. The company believes that this disclosure may be posted on the FDA website or it may be published in the Federal Register.

On September 24, 2019, the Company issued press releases regarding the award to the Moffitt Cancer Center and the FDA clearance to export Ampligen to Argentina. Copies of these press releases are furnished herewith as Exhibit 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 24, 2019- Moffitt Cancer Center.
99.2	Press Release dated September 24, 2019- Argentina.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM ImmunoTech Inc.

September 24, 2019	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO